IN THE UNITED STATES DISTRICT COURT
                      FOR THE SOUTHERN DISTRICT OF NEW YORK


                                )
HEALTHEXTRAS, INC.,             )    Civil Action No. 02-CV-9613
                                )
     Plaintiff,                 )    COMPLAINT FOR DAMAGES AND OTHER RELIEF FOR:
                                )
                   v.           )    (1) MARKET MANIPULATION
                                )    (2) SECURITIES FRAUD
                                )    (3) FRAUD
SG COWEN SECURITIES CORP.;      )    (4) BREACH OF FIDUCIARY DUTY
SOCIETE GENERALE;AND                             )    (5) GROSS NEGLIGENCE
GUILLAUME POLLET,               )    (6) UNJUST ENRICHMENT
                                )
     Defendants.                ) JURY TRIAL DEMANDED )



                                    COMPLAINT
                                    ---------

     Plaintiff HealthExtras, Inc. ("HealthExtras" or the "Company"), by its attorneys, for its Complaint against defendants, respectfully alleges, upon personal knowledge as to itself and upon information and belief as to all other matters, as follows:

                              NATURE OF THE ACTION
                              --------------------

         1. This Complaint arises from the misconduct of defendants SG Cowen Securities Corporation ("SG Cowen"), Societe Generale ("SG") and Guillaume Pollet ("Pollet") (collectively, "defendants") in connection with an offering of securities by HealthExtras on September 26, 2001 (the "Offering"). As explained in greater detail below, SG Cowen acted as the exclusive placement agent (or underwriter) for HealthExtras' Offering of common stock structured as a "private investment in public equity" or "PIPE" transaction. SG Cowen, its parent, SG, and one of its managing directors, Pollet, engaged in at least three categories of misconduct in marketing their underwriting services to HealthExtras and in underwriting the Offering.

         2. First, defendants engaged in fraudulent securities trading in HealthExtras common stock in violation of the federal securities laws and various state laws. More specifically, each of defendants, while in possession of material, non-public information that HealthExtras was preparing a PIPE Offering, engaged in short sales and in other derivative transactions that had the economic effect of short sales. All together, defendants sold or sold short approximately 453,015 shares of HealthExtras common stock in the nearly two months leading up to the Offering. These transactions by defendants manipulated the market in HealthExtras' stock and depressed the price of HealthExtras stock such that the PIPE transaction yielded millions of dollars less than HealthExtras would have received without the manipulation. Upon information and belief, defendants Pollet and SG reaped substantial profits from these illegal trading activities.

         3. Second, defendant SG Cowen fraudulently represented to HealthExtras that it could control the hedging and short selling common in PIPE transactions (which typically drives down the price of the offering company's stock) with special policies and procedures that would limit opportunistic investors' access to, and ability to act on, information about the Offering. In reality, SG Cowen had no such policies and procedures, or none that it knew to be effective. Indeed, upon information and belief, SG Cowen's own managing director, defendant Pollet, engaged in significant hedging and short selling on behalf of defendant SG in advance of the Offering and was personally responsible for driving down the price of HealthExtras stock by as much as $3.23 per share. The hedging and short selling that preceded the Offering drove down the price of HealthExtras stock from a closing price of $8.75 per share on August 1, 2001 to a closing price of $4.31 per share on September 25, 2001, a decline of 51 percent.

         4. Third, the conduct and management of this Offering by defendant SG Cowen fell grossly short of the standard of reasonable care that should be expected from professional investment bankers and securities professionals. Specifically, despite repeated assurances both before and during the underwriting process, SG Cowen failed to detect and/or prevent the improper trading described in this Complaint, and failed to close the transaction on terms that were even remotely consistent with HealthExtras' stated goal of raising approximately $30 million in capital.

                                   THE PARTIES
                                   -----------

         5. Plaintiff HealthExtras is a public company incorporated in Delaware with its principal place of business in Rockville, Maryland. HealthExtras is a diversified provider of pharmacy, and health and disability benefits. HealthExtras' common stock is listed on the NASDAQ Stock Market, a national securities exchange.

         6. Defendant SG Cowen is a New York corporation with its principal place of business in New York, New York. SG Cowen is a securities broker-dealer registered with the National Association of Securities Dealers ("NASD"). HealthExtras and SG Cowen have a longstanding relationship; SG Cowen was the co-managing underwriter of HealthExtras' initial public offering, which took place in December 1999. ("Underwriting" in this Complaint generally refers to the function of managing a sale of a company's securities.) SG Cowen acted as the exclusive placement agent and underwriter for the Offering that is the subject of this Complaint. Michael Neuberger and Richard E. Gormley, both

Managing Directors of SG Cowen, were the lead representatives of SG Cowen in the Offering, and were assisted by David Stadinski, another SG Cowen employee. Upon information and belief, SG Cowen was the employer and a control person of defendant Pollet under Section 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78t(a), with the obligation to supervise his conduct and the power to direct his activities and terminate his employment at will.

         7. Defendant SG is a French corporation with its principal place of business in Paris, France and with offices in New York, New York. Upon information and belief, SG is the parent company of defendant SG Cowen and a control person of defendants SG Cowen and Pollet under Section 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78t(a). SG, at the direction of Pollet, its authorized agent, invested in the Offering of HealthExtras stock and participated in certain fraudulent securities trading that is the subject of this Complaint.

         8. Upon information and belief, defendant Pollet is a citizen of New York. At all times relevant to this Complaint, Pollet was a Managing Director of defendant SG Cowen and an authorized agent of defendant SG, with discretionary authority to make certain investment decisions for SG, including the decision to invest in the PIPE Offering and engage in certain fraudulent securities trading that is the subject of this Complaint.

                             JURISDICTION AND VENUE
                             ----------------------

         9. This Court has jurisdiction over the federal claims in this action pursuant to 28 U.S.C. ss. 1331 and supplemental jurisdiction over all remaining claims pursuant to 28 U.S.C. ss. 1367.

         10. Venue in this district is proper pursuant to 28 U.S.C. ss. 1391(b)(1) because each defendant either resides in this district within the meaning of 28 U.S.C. ss. 1391(c) or is an alien that may be sued in any district pursuant to 28 U.S.C. ss. 1391(d).

                                      FACTS
                                      -----

         11. The market for initial public offerings ("IPOs") and secondary offerings of equity securities declined dramatically after the technology and Internet stock bubble burst in the spring of 2000. As a result, there were only 134 IPOs in 2001, down from 429 in 2000 and 544 in 1999.

         12. With offerings in the public equity market at a virtual halt,  many
companies   wishing  to  raise  capital  in  2001  were  compelled  to  consider alternative means of financing, such as PIPE Offerings.

         13. A PIPE offering is a privately negotiated sale (private placement) of an issuer's public securities to a small group of investors, where the sale is conditioned upon a subsequent registration of those shares with the Securities and Exchange Commission ("SEC") so that the shares may be publicly traded thereafter. The PIPE shares are usually sold to a small group of investors at a discount from the market price of the stock because the PIPE shares are initially unregistered. At the closing of the transaction, the PIPE investors pay the company a discounted price for the PIPE shares and, in return, receive unregistered stock certificates. At some later point in time, the company registers the PIPE shares with the SEC. PIPE offerings allow a company to access the capital markets when the option of a more traditional secondary or "follow on" offering of stock to the public is unavailable or inadvisable.

         14. In mid-2001, HealthExtras had no compelling need to raise capital, as it had approximately $23 million in cash, and its stock price had risen through the late spring. There were, however, a number of attractive expansion and acquisition opportunities that HealthExtras wished to pursue. In June and July 2001, the Company therefore began a preliminary assessment of options to raise $30 to $40 million in capital for those initiatives.

                      HEALTHEXTRAS' ENGAGEMENT OF SG COWEN
                      ------------------------------------

         15. Because of the decline of the economy and the stock market, HealthExtras believed that a traditional secondary offering was not a readily available means of raising capital. While HealthExtras management was aware of PIPE financing as a possible alternative, none of HealthExtras' officers or directors had any firsthand experience or knowledge with respect to PIPE Offerings. As a consequence, the Company did not have the wherewithal to make an informed, independent judgment about whether to pursue PIPE financing and, if so, on what terms.

         16. In July 2001, HealthExtras had multiple meetings with various investment banks, including defendant SG Cowen, to discuss the advisability of a PIPE Offering as well as other potential strategies for raising funds from investors.

         17. At the time, HealthExtras management was aware of, and concerned about, some of the risks associated with PIPE transactions. One such risk is the danger that PIPE investors, or others who learn of a PIPE offering, will improperly hedge or sell short the company's stock prior to the closing of the transaction.

         18. Hedging is a generic term for any strategy used to offset investment risk. Selling short, or "shorting," is a particular hedging technique in which an investor pays a fee to borrow stock for delivery at the time of the short sale in order to take advantage of an anticipated decline in the stock price. If the seller can subsequently buy the stock later at a lower price, the seller can replace the borrowed shares (or "cover" the short) at a lower price, and a profit results; if the price rises, however, a loss results. Heavy hedging or shorting activity typically depresses the market price of the company's shares, as it signals to the market that investors believe the market price will decline.

         19. Hedging or short selling HealthExtras stock would permit PIPE investors, or those who learn of the PIPE Offering, to use the discounted stock obtained in the Offering, or to buy HealthExtras stock on the open market at a lower price, in order to realize a profit by covering their short positions. For example, an investor, armed with the confidential information that the Company was contemplating the PIPE Offering, might anticipate a decline in HealthExtras stock price following disclosure of the Offering and establish a "short position" by borrowing HealthExtras shares from a broker and selling those shares at the current market price. If the market price of HealthExtras stock were to subsequently decline, the investor would be able to purchase cheaper, replacement shares of HealthExtras stock on the open market (or in the PIPE Offering) that he could return to the broker, thereby "covering" his short position. The investor's profit in such a transaction would be the difference between the price at which he initially sold his borrowed shares and the price he subsequently paid for the cheaper shares that he returned to the broker.

         20. On July 26, 2001, Michael Neuberger and Richard Gormley of defendant SG Cowen pitched SG Cowen's underwriting services to representatives of HealthExtras, including Thomas L. Blair, the Company's Chairman, David T. Blair, the Chief Executive Offer ("CEO"), and Michael P. Donovan, the Chief

Financial Officer. In the materials for Mr. Neuberger's presentation (the "July 26 materials"), SG Cowen presented itself as a "PIPE specialist" with at least 17 pending private equity transactions in process and recent experience managing at least 46 completed private equity transactions.

         21. The July 26 materials also explained: (i) what PIPEs are; (ii) the different ways in which PIPEs are structured; (iii) how PIPEs compare to other methods of financing (specifically follow-on public stock offerings and convertible note offerings); (iv) the pros and cons of common stock PIPEs versus convertible preferred stock PIPEs; and (v) current PIPE market conditions.

         22. In the July 26 materials, defendant "SG Cowen recommend[ed that] HealthExtras approach the market with a $30 million common PIPE Offering and look to upsize the transaction based on demand." In support of that recommendation, SG Cowen included analyses of: (i) the anticipated ownership dilution (impact on book value per share) from a HealthExtras PIPE Offering;
(ii) the ownership dilution "sensitivity" for the transaction; (iii) HealthExtras' shareholder base was in comparison to its peers; and (iv) the potential demand for a HealthExtras PIPE Offering.

         23. Also during the July 26 presentation, Mr. Gormley of defendant SG Cowen made the following oral representations:

            a. A PIPE Offering could be executed quickly and confidentially with minimum disruption to the Company's management;

            b. SG Cowen would manage the marketing and placement process by targeting optimum investor groups and evaluating the most attractive investor candidates;

            c.  SG Cowen would actively manage the execution process;

            d. SG Cowen would negotiate and close the transaction, including tailoring an optimum transaction and negotiating favorable pricing and terms;

            e. SG Cowen would increase the likelihood of a successful placement on favorable terms with ideal investors within a reasonable time frame; and

            f. SG Cowen would identify and approach a select group of investors compatible with management style and operating philosophy.

         24. As mentioned above, in selecting a manager for its PIPE Offering, one of HealthExtras' primary concerns was the threat of hedging and short selling before the Offering was publicly announced. HealthExtras asked all of the potential underwriters, including defendant SG Cowen, about how they would control that risk if selected to manage a PIPE Offering for HealthExtras.

         25. On August 1, 2001, David Blair of HealthExtras told Richard Gormley of defendant SG Cowen that HealthExtras had selected SG Cowen to manage HealthExtras' PIPE Offering. At the close of trading on August 1, HealthExtras' stock traded at $8.75 per share.

         26. At a meeting at HealthExtras' offices in Maryland on August 6, 2001, Mr. Gormley of defendant SG Cowen made the following oral representations to HealthExtras management, including Mr. Blair and Mr. Donovan:

            a. SG Cowen had policies and procedures in place that would prevent significant hedging and short selling of HealthExtras stock in advance of the Offering;

            b.  Investors   would  be  carefully   selected  and  would  not  be
                "flippers" or "traders," but rather long-term investors who would hold onto the stock;

            c. Each investor would be made to understand the fact of a PIPE Offering was material, non-public information that could not be used in connection with the purchase or sale of HealthExtras securities;

            d. SG Cowen would monitor the trading in HealthExtras stock for unusual activity; and

            e. Significant hedging or short selling had not tainted prior SG Cowen-managed PIPE Offerings.

         27. At the August 6, 2001 meeting, Mr. Gormley of defendant SG Cowen further represented to HealthExtras that SG Cowen's policies and procedures would not prevent all hedging and short selling, but that they would limit HealthExtras' exposure in that regard to no more 10 to 15 percent of the total amount of shares involved in the Offering. Mr. Gormley advised HealthExtras not to require written confidentiality agreements from investors and prospective investors.

         28. According to the written representations in the July 26 materials and the oral representations by Messrs. Neuberger and Gormley on July 26 and August 6, 2001, respectively, defendant SG Cowen presented itself as having superior knowledge and expertise in managing PIPE transactions. In reliance on each of the above representations, the Company engaged SG Cowen to manage the Offering and continued to work with SG Cowen through the execution of the Offering and in connection with the sale of HealthExtras securities.

         29. On August 9, 2001, HealthExtras executed a formal engagement letter with defendant SG Cowen, identifying SG Cowen as "exclusive placement agent" for the Offering. The Company's stock price closed that day at $8.00 per share.


                 DEFENDANTS' MANIPULATION OF HEALTHEXTRAS STOCK
                 ----------------------------------------------

         30. Defendant SG Cowen knew that the existence of the Company's PIPE transaction was to be kept confidential. The August 9 engagement letter required SG Cowen to "keep confidential all material non-public information provided to it" by HealthExtras. The very fact that HealthExtras was considering a PIPE Offering was material, non-public information. This information was material because it is well known that the stock price of a public company completing a PIPE Offering may decline to reflect the ownership dilution that impacts existing shareholders. Indeed, at one point in the transaction, SG Cowen estimated that the stock price of HealthExtras would decline as much as 10 to 15 percent after the Offering was publicly disclosed.

         31. In addition to its confidentiality obligations arising out of the August 9 engagement letter, defendant SG Cowen owed fiduciary duties to HealthExtras under the common law. SG Cowen was HealthExtras' agent for the Offering and had promised to keep this material, non-public information confidential. As explained above, SG Cowen represented itself as being a "PIPE specialist" with recent experience in actively managing PIPE transactions. SG Cowen's written materials and presentations, which contained analyses and recommendations specific to a PIPE offering for HealthExtras, provided confirmation that managing PIPE transactions was a subject of SG Cowen's superior knowledge and expertise. Lacking any experience with PIPE offerings, HealthExtras engaged SG Cowen precisely because of its purported fitness to advise the Company and manage a PIPE offering.

         32. In early August 2001, HealthExtras and defendant SG Cowen estimated that the size of the Offering would be approximately $30 million. As compensation for its services, SG Cowen would receive (i) a non-refundable retainer fee of $75,000, and (ii) a placement fee consisting of 7 percent of the gross proceeds from the Offering and warrants to purchase 3 percent of the common stock sold in the Offering.

         33. Between August 20 and August 24, 2001, HealthExtras and defendant SG Cowen made a number of "road show" presentations to potential investors, including Millennium Partners, Vertical Ventures, defendant SG, RAM Capital, Ramius Capital, Velocity Capital, Perry Partners, Special Situations, Deutsche Bank, Cavallo Capital, and Value Act Capital. On August 27 and August 28, 2001 HealthExtras and SG Cowen made additional presentations to Castle Creek Partners, BayStar Capital, and Narragansett Asset Management. At each of the above presentations, Mr. Gormley of SG Cowen informed potential investors that if they had any questions about HealthExtras, they should contact SG Cowen stock analyst John Souter, a leading analyst in HealthExtras' industry group, who would be initiating coverage of HealthExtras stock after the Offering was complete.

         34. Among the representatives who attended the presentation on August 20, 2001 was defendant Pollet, a Managing Director at defendant SG Cowen and the authorized agent of defendant SG. Before the August 20 meeting, Mr. Gormley of SG Cowen described Pollet to representatives of HealthExtras (including Mr. Blair, James Signora, and Mr. Donovan of the Company) as an individual who made private investments on behalf of defendant SG.

         35. Defendant SG Cowen and the Company prepared written materials for these "road show" presentations (the "HealthExtras investor presentation"), the first page of which contained the following agreement:

         The presentation and the offering of HealthExtras' common stock shall be kept confidential. The recipient agrees not to disclose to any third party any information contained herein, or any terms, conditions or other facts with respect to the Offering, including, without limitation, that the Company is or may be contemplating the Offering.

         36. On information and belief, each of the investors and potential investors who received the HealthExtras investor presentation were sophisticated securities traders who were either "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act of 1933 ("the Act"), 17 C.F.R. ss. 230.144A(a), or "accredited investors" as defined in Rule 501 of Regulation D under the Act, 17 C.F.R. ss. 230.501(a). SG Cowen, the co-author of the HealthExtras investor presentation, and upon information and belief, these investors and potential investors understood that they were receiving material, non-public information about HealthExtras that they consented to keep confidential by virtue of the above agreement and their attendance at the HealthExtras presentation.

         37. Plaintiff HealthExtras reasonably relied on the above agreement in connection with the sale of its securities. As explained below, each of defendants knowingly or recklessly made false statements concerning this representation.

         38. While defendant SG Cowen had assured HealthExtras that the transaction could be fully documented and closed before the Labor Day weekend, it soon became evident that SG Cowen would not be able to meet the Labor Day deadline. HealthExtras nonetheless agreed to continue making presentations to investors, on the understanding that SG Cowen would aim to close the deal during the week of September 10, 2001.

         39. Since the selection of defendant SG Cowen in early August 2001, HealthExtras' stock price had been steadily -- and inexplicably -- declining. On August 1, 2001, the day HealthExtras orally committed to selecting SG Cowen, the stock price closed at $8.75. By the time that HealthExtras signed the engagement letter on August 9, the stock price had dropped to $8.00. By August 20, when the road show presentations began (of which one was attended by defendant Pollet), the closing price was only $7.22. By August 31 (the Friday before Labor Day), the closing price had fallen to $6.10. And on September 10, 2001, the stock closed at $5.52 -- a decline of 36 percent since August 1 that reduced HealthExtras' market capitalization by more than $90 million.

         40. This decline in HealthExtras' stock price occurred despite the fact that there had been no negative reports concerning HealthExtras or its business, and no general decline in HealthExtras' industry sector, during the same period.


         41. The tragic events of September 11, 2001 undermined HealthExtras' ability to close the transaction during the week of September 10, 2001, and the resulting disruption of the capital markets pushed the close back even further, to September 26, 2001.

         42. In the days before the Offering closed, many investors in the Offering began to reduce their commitments or drop out completely. On or about September 24, 2001, the size of the transaction was reduced to approximately $20 million, down from $30 million. On September 26, 2001, the day of the closing, the transaction was reduced again, this time to $12 million.

         43. On or about September 26, 2001, the NASDAQ reported a tremendous increase in short activity for HealthExtras stock for August 2001. In August 2001, short interest had been 772,000 -- a thirteen-fold increase from the short interest figure of 59,500 shares for the preceding month.

         44. Because the NASDAQ only reports short interest towards the end of each month for the preceding month, HealthExtras had no way of knowing before the NASDAQ report was published on or about September 26, 2001 that short interest in its stock had increased so dramatically in August 2001.

         45. After learning of the dramatic increase in short trading for August 2001, Edward Civera of HealthExtras' Pricing Committee requested that, before the closing, defendant SG Cowen obtain assurances from each member of the investor syndicate that they had not hedged or shorted HealthExtras stock. Mr. Gormley of SG Cowen reported back that SG Cowen had received oral assurances from all of the investor syndicate members (which would have included defendant Pollet, on behalf of defendant SG) that they had not engaged in any trading based on material, non-public information. In reasonable reliance on these assurances, HealthExtras decided to proceed with the transaction Offering because of the extreme uncertainty in the capital markets at the time and the Company's need for additional funds to support ongoing negotiations with two pending acquisition targets.

         46. The Offering closed on September 26, 2001, when the closing price for HealthExtras' stock was $4.45 per share.

                   THE COMPANY'S DISCOVERY OF THE MANIPULATION
                   -------------------------------------------

         47. After the Offering, in a letter dated October 10, 2001, counsel for HealthExtras requested that defendant SG Cowen investigate the tremendous increase in short activity in advance of the Offering. HealthExtras heard nothing from SG Cowen until four months later, when on January 11, 2002, David Blair of the Company received a telephone call from Mr. Neuberger, Mark Kaplan (SG Cowen General Counsel), and George Pedreira (SG Cowen Assistant General Counsel) to discuss the results of SG Cowen's investigation. In this call, HealthExtras first discovered that among the largest traders of HealthExtras stock in the weeks before the Offering was defendant Pollet, who was working for SG Cowen and trading on behalf of defendant SG.

         48.  In the  January  2002  call,  defendant  SG  Cowen  revealed  that defendant Pollet, on behalf of defendant SG, had shorted and hedged approximately 453,015 shares of HealthExtras' stock during August and September 2001 before the Offering. In June and July 2002, SG Cowen gave the Company copies of its records of defendant Pollet's transactions in HealthExtras stock in advance of the Offering.

         49. According to defendant SG Cowen's records, defendant Pollet directed these transactions in the 24 trading days before the Offering date on September 26, 2001. In particular, defendant Pollet: (1) began short selling
HealthExtras stock on August 16, 2001, resulting in short sales of 26,900 shares; and (2) on August 17, 2001 and September 19, 2001, entered into two "derivative swap transactions" that placed 300,000 and 200,000 HealthExtras shares, respectively, in accounts controlled by defendants SG or SG Cowen. The derivative swap transactions acted as the economic equivalent of short sales, but were not required to be reported to the NASDAQ as short sales.

         50. The short sales and derivative swap transactions allowed defendant Pollet, on behalf of defendant SG, to "lock in the discount" for the Offering by virtually guaranteeing that his cost of purchasing discounted shares obtained in the PIPE Offering (which were priced based on the average trading price of HealthExtras stock in the days before the closing, less a 15 percent discount, see P. 55, and could be used to cover short sales) would be less than his cost of purchasing undiscounted shares in the open market after the Offering.

         51. In addition, upon information and belief, defendant Pollet's heavy short selling and hedging on behalf of defendant SG in advance of the Offering drove down the market price of HealthExtras' stock by as much as $3.23 per share. The pattern of Pollet's trading strongly indicates that he was intentionally manipulating the stock price downward to induce a broader, market-wide sell-off of the stock.

         52. Defendant Pollet accomplished this scheme by executing most of his sales at prices substantially below the "bid-ask midpoint," i.e., the intermediate point between the highest price a prospective buyer is prepared to pay for a security and the lowest price acceptable to a prospective seller.

         53. According to the transaction records supplied by defendant SG Cowen, defendant Pollet was personally responsible for 25 percent of all trades in HealthExtras stock from August 16 to September 25, 2001. Except for two purchases to effect the derivative swap transactions (one on August 17, 2001 for 300,000 shares and one on September 19, 2001 for 200,000 shares), all of Pollet's transactions were sales. Of these sales, more than two-thirds were below the bid-ask midpoint, and twenty percent caused an appreciable decline in the stock price.

         54. The market impact of defendant Pollet's trading was highly unusual in three respects. First, the net total price change caused by Pollet's trades was -$2.14 per share, while the net total price change for all other traders combined was less than half that, only -$0.85 per share. Second, with each trade, Pollet depressed the price of HealthExtras' stock by an average of more than two cents (-$0.0204), nearly ten times the average of all other traders combined (-$0.00026). Third, of the total -$16.41 difference between the sale price and bid-ask midpoint for all trades combined, Pollet was personally responsible for nearly 65 percent of the decline -- a total of -$10.64.

         55. This market manipulation benefited defendant SG (on whose behalf defendant Pollet traded) and/or defendant SG Cowen in three ways. First, the PIPE shares were cheaper for SG. The price of the PIPE shares was based on a formula equal to the lesser of (i) the average closing bid price in the 20 days ending on September 25, 2001; or (ii) the average closing bid price in the 3 days ending on September 25, 2001 (the "Closing Price"). The Closing Price was then discounted by 15 percent to determine the final purchase price of a PIPE Offering share. Using this formula, the purchase price became $3.97 (the Closing Price was $4.67, which, when discounted by 15 percent, yields $3.97). As a result of defendants' manipulation, HealthExtras' stock price dropped in the days before the Offering closed, thereby lowering the purchase price for PIPE shares. This drop allowed Pollet to acquire, on behalf of SG, a proportionately larger equity stake in HealthExtras with no additional investment.

         56. Second, the PIPE shares purchased by defendant Pollet on behalf of defendant SG were more likely to appreciate rapidly in value after the Offering. Once the Offering was complete, the artificial downward pressure created by the heavy hedging and short selling in anticipation of the Offering ceased, allowing the stock price to rebound. In fact, within a month of the closing, on October 26, 2001, the closing price of HealthExtras stock had climbed to $6.24 per share -- a 40 percent increase (and $2.28 more than defendant Pollet, on behalf of defendant SG, paid for the PIPE shares).

         57. Third, for the same reason, the warrants issued in the PIPE Offering to defendants SG Cowen and SG were likely to be even more valuable far sooner than if HealthExtras stock had not been artificially depressed. The members of the investor syndicate each received warrants equivalent to 15 percent of the shares purchased in the Offering. These warrants could be exercised within four years of the closing to acquire HealthExtras common stock at a "strike price" of 115 percent of the Closing Price for the Offering. This formula translates to $5.37 per share (the Closing Price of $4.67 times 115 percent equals $5.37). After the Offering closed, the warrants were "in the money" within 10 days (by October 5, 2001, when HealthExtras' stock price closed at $5.59).

         58. In the 24  trading  days  before  the  Offering  closed,  defendant
Pollet, on behalf of defendant SG, was a net seller of 423,415 shares of HealthExtras stock. According to a voice recording provided to HealthExtras by defendant SG Cowen in May 2002, Pollet had instructed his traders to "spread the volume around [the market makers in HealthExtras stock] so no one can see who's doing the selling -- use everyone but not Cowen." In essence, Pollet had directed his traders to sell the shares in a series of small transactions in an attempt to conceal their fraudulent nature from HealthExtras and securities regulators.

                         DEFENDANTS SG COWEN'S AND SG'S
                  RESPONSIBILITY FOR DEFENDANT POLLET'S CONDUCT
                  ---------------------------------------------

         59. Following defendant Pollet's manipulative trading, defendant SG Cowen suspended and then discharged Pollet, sometime between October 10, 2001 and January 11, 2002.

         60. As defendant Pollet's employer, defendant SG Cowen is charged with knowing that Pollet, its Managing Director, began his manipulation of HealthExtras stock by, at the latest, August 16, 2001. As Pollet's principal in those manipulative transactions, defendant SG is charged with the same knowledge. Thus, the assurances of Mr. Gormley of SG Cowen on or about September 26, 2001 (see P. 45) were false. According to information provided in May 2002 by SG Cowen, SG Cowen's compliance group identified unusual trading in HealthExtras stock by Pollet in August 2001 as a result of HealthExtras' inclusion on a restricted or "watch" list. Despite this knowledge, SG Cowen failed to take any steps to prevent the improper trading and allowed Pollet to continue his fraudulent and manipulative conduct.

         61. Defendant SG Cowen's assurance on or about September 26, 2001 included, on information and belief, an assurance from defendant Pollet, acting on defendant SG's behalf, that Pollet and SG were treating the PIPE Offering as confidential, and that defendants were not trading on the basis of this material, non-public information.

         62. Defendant SG, through defendant Pollet, was one of the investors who ultimately participated in the Offering. On September 26, 2001, SG purchased 503,778 shares and 125,945 warrants for a total price of $2 million, making SG the largest purchaser in the investor syndicate.

         63. The Offering was dramatically less successful that it would have been absent the rapid decline of HealthExtras' stock price and the resulting need to (i) value the shares and the warrants in the Offering using a lower Closing Price and (ii) reduce the size of the transaction from $30 million to $12 million. Even with the $12 million yield, defendant SG Cowen accepted its full fee of $691,500.97 in cash and 90,680 warrants.

                 DEFENDANT SG COWEN'S FRAUDULENT PIPE MARKETING
                 ----------------------------------------------

         64. With the decline of the market for equity offerings in 2000-2001, as well as a slow down in mergers and acquisitions activity, investment banks' revenue declined dramatically from 2000 through 2001. In September 2001, Forbes reported that it was not cash-strapped companies that were subscribing most to PlacementTracker.com, a PIPE-tracking website, but rather "investment bankers looking for new ways to generate fees in a slow market."

         65. Defendant SG Cowen exemplified this trend. In 2000, SG Cowen was lead underwriter for 23 equity offerings, 9 of them IPOs. Those numbers fell to 15 equity offerings in 2001, of which only 5 were IPOs. Having lost money since the beginning of the year, SG Cowen laid of 72 U.S. employees -- 11 percent of its Staff -- in September 2001 because of a slump in the equity markets. Dow Jones & Co. reported in October 2001 that "SG Cowen, which specializes in technology and health care investments, has been especially hard hit by the downturn."

         66. On information and belief, to compensate for the severe shortfall in IPO and secondary offering revenue, defendant SG Cowen aggressively marketed the use of PIPE transactions in 2001. For example, at an October 2001 PIPEs conference in New York organized by Wall Street Reporter Magazine, Mr. Gormley of SG Cowen touted PIPE transactions as a respectable vehicle for raising capital, stating: "We believe many new entrants into the PIPEs market like Fidelity Putnam will make it an appropriate alternative vehicle for other than financings of last resort."

         67. On information and belief, based on the above statement by Mr. Gormley and defendant SG Cowen's representations to HealthExtras, described above (see P. P. 20-27), SG Cowen's standard pitch to companies considering PIPEs was that, while PIPE financing had a reputation of being tainted by the hedging and short selling activity of opportunistic hedge funds, SG Cowen had developed special policies and procedures to keep such activity from substantially tainting its PIPE transactions.

         68. Despite Mr. Gormley's assurances that defendant SG Cowen would limit short selling to no more than 10 to 15 percent of the Offering (see P. P. 27, 30), short interest in HealthExtras stock skyrocketed in August and September 2001 well beyond that level -- to as much as 85 percent of the Offering. The NASDAQ reported that short interest in HealthExtras stock increased from 59,504 shares in July to 772,379 shares in August -- an increase of over 1300 percent. That figure more than doubled in September to 1,878, 591 shares -- an increase from July of over 3000 percent.

         69. In addition, overall trading activity in HealthExtras stock increased rapidly starting in August 2001. From the time of HealthExtras' initial public offering until August 13, 2001, the average daily trading volume in HealthExtras' stock was 60,958 shares. For the period from August 14, 2001 to September 10, 2001, that figure was more than three times the average, or 216,021 shares. For the period from September 17 to September 25, that figure was more than five times the average, or 360,300 shares.

         70. Upon information and belief, the above representations by defendant SG Cowen concerning the existence of policies and procedures that would limit hedging and short selling to no more than 10 to 15 percent of the shares in the Offering were stated with reckless disregard for their truth or falsity. SG Cowen had no polices and procedures to limit hedging or short selling, or none that it knew to be effective. The Company reasonably relied on these false representations and assurances to its detriment.

         71. In the letter to defendant SG Cowen dated October 10, 2001, HealthExtras requested that SG Cowen produce a written report "covering the procedures used to effect the [Offering], particularly those designed to help monitor and protect the integrity of the trading market in the stock prior to the [Offering]." Since that time, HealthExtras has reiterated this request on several occasions. SG Cowen, however, has neither produced documentation of its purported policies and procedures, nor confirmed that such policies and procedures existed at the time of the Offering.

         72. Upon information and belief, defendant SG Cowen's purported policies and procedures were so ineffective that they could not even prevent improper trading within SG Cowen itself -- as shown by the hedging and short selling of defendants Pollet and SG immediately upon learning of HealthExtras' PIPE Offering.

         73. The above misrepresentations by SG Cowen concerning the existence of policies and procedures that would limit hedging and short selling were material, in that reasonable investors would have been less likely to participate in the Offering, and HealthExtras would not have pursued and completed the Offering, or would not have selected SG Cowen to manage the Offering, had the fraudulent nature of the representations been known.

                  FIRST CLAIM FOR RELIEF (MARKET MANIPULATION)
                  --------------------------------------------
                            (Against All Defendants)

         74. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         75. Defendants, by engaging in the illegal trading activities described in paragraphs 47 through 58 above, directly or indirectly, by the use of means or instrumentalities of interstate commerce, or of facilities of one or more national securities exchange, engaged in a series of transactions that (1) had the effect of depressing the price of HealthExtras registered common stock, which is listed on a national securities exchange, and (2) were done for the purpose of inducing the purchase or sale of HealthExtras stock by others.

         76. In the Offering, HealthExtras sold unregistered common stock at a price that was affected by defendants' manipulation of HealthExtras registered common stock.


         77. Defendants' market manipulation violates Section 9(a)(2) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78i(a)(2). Defendants SG Cowen and SG are liable as control persons for conduct of defendant Pollet under
Section 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78t(a).

         78. HealthExtras brings this claim within the period prescribed by the statute of limitations under Section 9(e) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78i(e).


         79. HealthExtras has been damaged as a direct result of defendants' market manipulation, in an amount to be proven at trial.

                   SECOND CLAIM FOR RELIEF (SECURITIES FRAUD)
                   ------------------------------------------
                            (Against All Defendants)

         80. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         81. As HealthExtras' advisor and exclusive placement agent for the Offering, defendant SG Cowen (including its employee, defendant Pollet) owed HealthExtras a duty of confidentiality. SG Cowen and Pollet also owed HealthExtras fiduciary duties of loyalty, due care, and disclosure.


         82. Defendants directly or indirectly, in connection with the purchase or sale of HealthExtras securities, by the use of means or instrumentalities of interstate commerce, or of the mails, with scienter: (1) employed devices, schemes or artifices to defraud; (2) made untrue statements of material fact or omitted to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or
(3) engaged in acts, practices or courses of business which operated or would operate as a fraud or deceit upon other persons.


         83. Specifically, defendants: (1) while owing a duty of confidentiality to HealthExtras, traded in HealthExtras stock while in possession of material non-public information about the PIPE Offering; and (2) manipulated HealthExtras' stock price through the trading activities described above. In addition, defendant SG Cowen made false statements and/or omissions to HealthExtras regarding (1) whether defendants SG and Pollet -- and possibly other investors -- had hedged or shorted HealthExtras stock; and (2) whether SG Cowen had policies and procedures to limit hedging and short selling in advance of the Offering.

         84. HealthExtras reasonably relied on these material misrepresentations and omissions to its detriment. By closing on the Offering, the Company obtained far less than it would have had defendants' representations been true. Had

HealthExtras known of these misrepresentations and omissions, it would not have gone forward with the Offering and would not have paid SG Cowen its fees.

         85. Defendants' fraud violates Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78j(b), and Rule 10b-5 thereunder, 17 C.F.R. ss. 240.10b-5. Defendants SG Cowen and SG are liable as control persons for conduct of defendant Pollet under Section 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. ss. 78t(a). SG is liable for the conduct of SG Cowen

         86. HealthExtras has been damaged as a direct result of defendants' fraud, in an amount to be proven at trial.

                         THIRD CLAIM FOR RELIEF (FRAUD)
                         ------------------------------
                            (Against All Defendants)

         87. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         88. Defendants, by engaging in the conduct described in paragraphs 1 through 73 above, made false representations of material fact, with the intent to deceive HealthExtras and with the intent that HealthExtras rely on these false representations.

         89. As a fiduciary and an agent of HealthExtras, defendant SG Cowen had a duty to be truthful with, and to disclose all material facts to, the Company. In violation of those duties, SG Cowen made false statements and/or omissions to HealthExtras regarding (1) whether defendants SG and Pollet -- and possibly other investors -- had hedged or shorted HealthExtras stock; and (2) whether SG Cowen had policies and procedures to limit hedging and short selling in advance of the Offering.

         90. HealthExtras reasonably relied on these material misrepresentations and omissions to its detriment. By closing on the Offering, the Company obtained far less than it would have had defendants' representations been true. Had HealthExtras known of these misrepresentations and omissions, it would not have gone forward with the Offering and would not have paid SG Cowen its fees.

         91. HealthExtras has been damaged as a direct result of defendants' fraudulent misrepresentations, in an amount to be proven at trial.


               FOURTH CLAIM FOR RELIEF (BREACH OF FIDUCIARY DUTY)
               --------------------------------------------------
                          (Against Defendant SG Cowen)

         92. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         93. As HealthExtras' advisor, manager, and agent for the Offering, defendant SG Cowen owed HealthExtras fiduciary duties of loyalty, due care, and disclosure. These duties arose under state law as a result of the agency relationship and special relationship of confidence and trust between SG Cowen and HealthExtras.

         94. The fiduciary relationship between HealthExtras and defendant SG Cowen obligated SG Cowen to give correct information and honest advice to HealthExtras in all aspects of the Offering. SG Cowen was selected as the Exclusive Placement Agent for the Offering based on its purported special fitness to manage PIPE Offerings, and HealthExtras was therefore entitled to rely on SG Cowen's judgment and integrity in the performance of its duties.

         95. In violation of those duties and with reckless indifference to the legal rights of HealthExtras, defendant SG Cowen (1) failed to disclose the true risks attending PIPE Offerings, including the risk that SG Cowen's policies or procedures, if any, could not prevent significant hedging and short selling in advance of the Offering; (2) failed to disclose defendant Pollet's hedging and short selling before the Offering; (3) failed to exercise the care necessary to prevent improper trading in HealthExtras' stock in advance of the Offering; and
(4) enabled defendants SG and Pollet, and, upon information and belief, other members of the investor syndicate and other potential investors to engage in improper trading on the basis of material, non-public information, to the detriment of HealthExtras.

         96. As a result of these breaches of fiduciary duty, HealthExtras has been damaged in an amount to be proven at trial.

                    FIFTH CLAIM FOR RELIEF (GROSS NEGLIGENCE)
                    -----------------------------------------
                          (Against Defendant SG Cowen)

         97. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         98. As HealthExtras' advisor, manager, and agent for the Offering, defendant SG Cowen owed HealthExtras fiduciary duties of loyalty, due care, and disclosure. These duties arose under state law as a result of the agency relationship and special relationship of confidence and trust between SG Cowen and HealthExtras.

         99. In violation of those duties and with reckless indifference to the legal rights of HealthExtras, defendant SG Cowen managed the Offering in a grossly negligent fashion, as described above, resulting in improper trading based on material, non-public information, including heavy hedging and short selling of HealthExtras' stock in advance of the Offering. 100. As a result of defendant SG Cowen's gross negligence, HealthExtras has been damaged in an amount to be proven at trial.

                   SIXTH CLAIM FOR RELIEF (UNJUST ENRICHMENT)
                   ------------------------------------------
                            (Against All Defendants)

         101. The allegations in Paragraphs 1 through 73 are incorporated by reference herein.

         102. Defendant SG Cowen received a substantial monetary payment for its management of HealthExtras' PIPE Offering. Specifically, SG Cowen received from HealthExtras a $75,000 retention fee and an eventual placement fee of $691,500.97 in cash and 90,680 warrants.

         103. Allowing SG Cowen to be enriched by these monies at the expense of HealthExtras in light of the fact that SG Cowen made fraudulent and/or grossly negligent misrepresentations to HealthExtras, breached fiduciary duties and its duties under the federal securities laws, mismanaged HealthExtras' PIPE Offering in a grossly negligent manner, and wrongfully allowed its parent company and one of its employees to engage in illegal trading in advance of the Offering would violate principles of equity and good conscience.

         104. Defendant SG Cowen thus has been unjustly enriched, and must disgorge to HealthExtras the full amount of its unjust enrichment.

         105. Upon information and belief, defendants Pollet and SG reaped a sizable profit from Pollet's illegal trading in HealthExtras stock.

         106. Allowing defendants Pollet and SG to be unjustly enriched by these profits in light of their fraudulent and illegal conduct would violate principles of equity and good conscience. 107. Defendants Pollet and SG Cowen thus have been unjustly enriched, and must disgorge to HealthExtras the full amount of their unjust enrichment.

                                PRAYER FOR RELIEF
                                -----------------

         Wherefore,   as  to  each  of  the   foregoing   counts,   HealthExtras
respectfully requests judgment against defendants and prays for the following relief:


         I.       Compensatory damages in an amount to be proven at trial;

         II.      Restitution and disgorgement of ill-gotten gains;

         III.     Punitive damages; and

         IV. Such other and further relief as this Court deems just and equitable, including awardable attorneys' fees, costs, and disbursements.

December 3, 2002        Respectfully submitted,

                           By:   /s/ Peter K. Vigeland
                                 ------------------------------------
                                 Peter K. Vigeland (Bar No. PV-0161)
                                 WILMER, CUTLER & PICKERING
                                 399 Park Avenue
                                 New York, NY  10022
                                 (212) 230-8800

                                 William R. McLucas
                                 William E. White
                                 John A. Valentine
                                 WILMER, CUTLER & PICKERING
                                 2445 M Street, N.W.
                                 Washington, D.C.  20037
                                 (202) 663-6000

                                 Attorneys for Plaintiff HealthExtras, Inc.